UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 21, 2005

COMPUTER SOFTWARE

INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Warrant Amendments

On November 7, 2005, the Company and Barron Partners LP (“Barron”) amended the terms of the two warrants to purchase common stock, $0.001 par value, of the Company currently held by Barron. The warrants were acquired by Barron in conjunction with its purchase of 7,217,736 shares of our Series A Convertible Preferred Stock and the making of a $1.9 million subordinated loan to the Company on February 11, 2005. The amendments concern the beneficial ownership limitation to which Barron, as holder, is subject. Initially, Barron was generally prohibited from exercising either of the warrants (or converting any shares of our preferred stock) to the extent that any such exercise would result in it beneficially owning greater than 4.99% of our common stock. Such restriction could, however, be waived by Barron upon 61-days prior notice. It was the intention of the Company and Barron that Barron would never acquire greater than 4.99% of the Company’s common stock. For avoidance of doubt, the parties removed the 61-days waiver provision and imposed a more restrictive beneficial ownership cap of 4.9%. As amended, the ownership cap may not be amended or waived without the approval of the common shareholders of the Company, excluding for such vote all shares held by Barron and any directors, officers or other affiliates of the Company. The 4.9% beneficial ownership limitation is not applicable in the event of a change of control. For the purposes of the warrants, “change of control” is defined as the consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company to another Company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions. The amendments to Warrant A and Warrant B are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

(b) Registration Rights Agreement Amendment

On November 7, 2005, the Company and Barron amended the liquidated damages provisions of their Registration Rights Agreement dated February 10, 2005 to provide for the payment of any such damages in shares of Series A Convertible Preferred Stock of the Company rather than in the form of cash payments. Under the terms of the initial Registration Rights Agreement, liquidated damages would be triggered if we failed to file the registration statement within 45 days from February 11, 2005, cause such registration statement to become effective within 120 days from February 10, 2005 or maintain the effectiveness of the registration statement. The registration requirements are subject to certain allowances to permit amendment of the registration statement, among other things.

Under the initial terms of the Registration Rights Agreement with Barron, the liquidated damages were payable in cash at a rate of 25% per annum on Barron’s initial preferred stock and warrant investment of $5,042,250. Because the liquidated damages were payable in cash, under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” a potential obligation (referred to under EITF 00-19 as “a derivative financial instrument”) existed until the registration became effective. Accordingly, the entire proceeds of the preferred stock issuance, except for the par value, were allocated to the warrants and recorded as a liability in our unaudited financial statements as of March 31, 2005 and June 30, 2005.

It was not the intent of either CSI or Barron that the Registration Rights Agreement result in the majority of the proceeds from the preferred stock and warrant issuance being recorded as a liability rather than equity. In response, on November 7, 2005, CSI and Barron entered into an amendment to the Registration Rights Agreement which eliminated cash liquidated damages and replaced them with liquidated damages in the form of additional shares of Series A Convertible Preferred Stock. Pursuant to the amendment, 2,472 shares of preferred stock will be issued to Barron for each day when liquidated damages are triggered. The maximum number of shares which in any event would be issued is 1,082,736. The amendment also cleared up a conflict in the initial Registration Rights Agreement whereby some time periods for registration and liquidated damages were determined with respect to the date of the agreement (February 10, 2005) while others utilized the closing date of the agreement (February 11, 2005). Under the amended agreement, all such periods are determined in relation to February 11, 2005.

Prior to the execution of the amendment, as previously disclosed, Barron agreed to waive any liquidated damages through November 30, 2005 pursuant to a waiver dated September 30, 2005. In exchange, during the fourth quarter of 2005 we paid Barron $50,000 and agreed to cause the registration statement to become effective under the Registration Rights Agreement on or before November 30, 2005. We would again be subject to the payment of liquidated damages, in the form of 2,472 preferred shares per day, if we do not cause the registration statement to become effective on or before such date or, subject to allowances, maintain the effectiveness of the registration statement after such date.

The amendment to the Registration Rights Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

(c) Preferred Stock Purchase Agreement Amendment

On November 7, 2005, the Company and Barron amended their Preferred Stock Purchase Agreement dated February 10, 2005 to appropriately reflect the amendments to: (i) the warrants held by Barron discussed in (a) above; (ii) the Registration Rights Agreement, as discussed in (b) above; (iii) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock discussed in Item 3.03 below; and (iv) the Company’s Certificate of Incorporation, as discussed in Item 3.03 below. The amendment to the Preferred Stock Purchase Agreement is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

(d) Undertakings and Affirmations

In connection with the previously disclosed lawsuit filed by Integrated Tek Solutions, Inc. against several defendants, including the Company and certain of its officers and directors, the Company has undertaken a joint defense with the individual officers, a former officer and the directors named in the lawsuit. As provided under Delaware law, those officers and directors participating in the joint defense executed an Undertaking and Affirmation, pursuant to which each agreed to repay any expenses advanced or indemnity paid to them by the Company, if it is ultimately determined that such advances or payments were improper under the terms of the Undertaking and Affirmation or Delaware law. The Undertakings and Affirmations were executed by the following individuals on the following dates: Nancy K. Hedrick, September 21, 2005; Beverly N. Hawkins, September 22, 2005; Joe G. Black, September 24, 2005; Thomas P. Clinton, September 26, 2005; and William J. Buchanan, September 27, 2005. The form of the Undertaking and Affirmation is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

(a) Amendment to Certificate of Incorporation

On November 7, 2005, following approval by a majority of its common stockholders by non-unanimous written consent, the Company filed an amendment to its Amended and Restated Certificate of Incorporation. The effect of the amendment is to permit the Board of Directors to provide that the terms and conditions of any rights, options and warrants to purchase common stock of the Company may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Company. Such a restriction on waiver and amendment has been inserted into Warrant A and Warrant B, as discussed under Item 1.01(a), which discussion is incorporated into this item by reference. The amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 4.1 and incorporated herein by reference.

(b) Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

On February 11, 2005, the Company issued to Barron Partners LP 7,217,736 shares of preferred stock known as Series A Convertible Preferred Stock. The preferred stock was issued pursuant to a Preferred Stock Purchase Agreement between the Company’s predecessor, VerticalBuyer, Inc., and Barron. The terms of the preferred stock were governed by a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Original Certificate”) filed with the Delaware Secretary of State on February 11, 2005. The Original Certificate authorized the issuance of 7,217,736 shares of Series A Convertible Preferred Stock. The preferred stock is convertible into shares of common stock on a one for one basis.

Initially, Barron was prohibited from beneficially owning greater than 4.99% of the Company’s common stock, but Barron had the ability to waive the restriction upon 61-days notice. It was the intention of the Company and the preferred stockholder that the preferred stockholder never acquire greater than 4.99% of the Company’s common stock. For avoidance of doubt, on November 7, 2005, the Company filed with the Secretary of the State of Delaware an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Amended Certificate”) to which the Company, its common stockholders and Barron agreed. The Amended Certificate removed the 61-day waiver provision and imposed a more restrictive beneficial ownership cap of 4.9%. Pursuant to the terms of the Amended Certificate, the ownership cap may now not be amended or waived without the approval of the common stockholders of the Company, excluding for such vote all shares held by Barron and any directors, officers or other affiliates of the Company. Notwithstanding the 4.9% beneficial ownership limitation, all outstanding shares of the preferred stock will automatically be converted into common shares if we should undergo a change in control. A “change in control” refers to (i) a consolidation or merger of the Company with or into another company or entity in which we are not the surviving entity, or (ii) the sale of all or substantially all of our assets to another company or entity not controlled by our then existing stockholders in a transaction or series of transactions.

The amendments included in the Amended Certificate included increasing the number of authorized shares of Series A Convertible Preferred Stock to 8,300,472, in order to accommodate the issuance of additional shares of preferred stock pursuant to the revised liquidated damages provisions of the Registration Rights Agreement as discussed in Item 1.01 above. Also, the preferred stockholders were granted the right to elect to treat a change in control (as defined above) and certain other circumstances as a liquidation and to be repaid their original investment. Other circumstances triggering the liquidation election are (i) any tender offer or exchange offer completed pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property and (ii) our effecting any reclassification of our common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property.

Our Series A Convertible Preferred Stock has rights that are superior to those of our common stock. These include a liquidation preference. Also, the Amended Certificate provides for the issuance of additional preferred shares as liquidated damages under the Registration Rights Agreement, which could have the effect of diluting the ownership of common stockholders and also adversely affecting their realization in the event of a liquidation. Also, as described above, the preferred stockholders have the ability to elect to treat a change in control and certain other fundamental transactions as a liquidation and to be repaid their original investment under these circumstances. The ability of the preferred stockholders to elect liquidation treatment under such circumstances could hinder or even prevent an acquisition transaction which might be beneficial to our common stockholders.

The modifications to the Series A Convertible Preferred Stock are contained in their entirety in the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Computer Software Innovations, Inc. filed on November 7, 2005.

4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed on November 7, 2005.

10.1	First Amendment to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “A” dated November 7, 2005

10.2	First Amendment to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “B” dated November 7, 2005

10.3	First Amendment to the Registration Rights Agreement by and between the Company and Barron Partners LP dated November 7, 2005

10.4	First Amendment to the Preferred Stock Purchase Agreement by and between Computer Software Innovations, Inc. and Barron Partners LP dated November 7, 2005

10.5	Form of Undertaking and Affirmation executed by the following officers, directors and affiliate of the Company on the dates indicated: Nancy K. Hedrick (September 21, 2005); Beverly N. Hawkins (September 22, 2005); Joe G. Black (September 24, 2005); Thomas P. Clinton (September 26, 2005); and William J. Buchanan (September 27, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick Title: President and CEO

Dated: November 14, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Computer Software Innovations, Inc. filed on November 7, 2005.

4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed on November 7, 2005.

10.1	First Amendment to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “A” dated November 7, 2005

10.2	First Amendment to the Computer Software Innovations, Inc. Common Stock Purchase Warrant “B” dated November 7, 2005

10.3	First Amendment to the Registration Rights Agreement by and between the Company and Barron Partners LP dated November 7, 2005

10.4	First Amendment to the Preferred Stock Purchase Agreement by and between Computer Software Innovations, Inc. and Barron Partners LP dated November 7, 2005

10.5

Form of Undertaking and Affirmation executed by the following officers, directors and affiliate of the Company on the dates indicated: Nancy K. Hedrick (September 21, 2005); Beverly N. Hawkins (September 22, 2005); Joe G. Black (September 24, 2005); Thomas P. Clinton (September 26, 2005); and William J. Buchanan (September 27, 2005).